EXHIBIT 8



                               September 21, 1998



Heart of Georgia Bancshares, Inc.
101 Railroad Avenue
Mount Vernon, Georgia 30445


FLAG Financial Corporation
101 North Greenwood Street
LaGrange, Georgia 30240

Ladies and Gentlemen:

         You have requested our opinion with respect to certain federal income tax consequences of the proposed merger of Heart of Georgia Bancshares, Inc., a corporation organized and existing under the laws of the state of Georgia ("Heart of Georgia"), with and into FLAG Financial Corporation, a corporation organized and existing under the laws of the state of Georgia ("FLAG"). For purposes of rendering this opinion, we have reviewed and relied on the Agreement and Plan of Merger between FLAG and Heart of Georgia, dated as of August 19, 1998 (the "Merger Agreement"), the certificates attached hereto, and such other documents as we have considered appropriate. Unless otherwise indicated, terms used in this opinion have the same meaning as in the Merger Agreement.

         For purposes of this opinion, we have assumed that the Merger will be consummated at the Effective Time pursuant to the terms and conditions set forth in the Merger Agreement. We have assumed that the cash paid to Heart of Georgia shareholders pursuant to the Merger (including pursuant to a shareholder's statutory right to dissent) does not exceed more than fifty percent (50%) of the value of all shares of Heart of Georgia Common Stock outstanding as of the Effective Time.

         In addition, we have assumed with your permission that the facts and representations certified to us in writing by Heart of Georgia and FLAG which are set forth in the certificates attached hereto, apply as of the Effective Time. Copies of such certificates are attached hereto and incorporated herein by reference. We have neither investigated nor verified the accuracy of any of the facts that have been certified to us, upon which this opinion is based.

         This opinion is based also on the Internal Revenue Code, Treasury Regulations, Internal Revenue Service rulings, judicial decisions, and other applicable authority, all as in effect on the date of this opinion. The legal authorities on which this opinion is based may be changed at any time. Any such changes may be retroactively applied and could modify the opinions expressed herein. This opinion does not address any tax considerations under foreign, state, or local laws, or the tax considerations to certain Heart of Georgia shareholders in light of their particular circumstances, including, persons who are not United States persons, dealers in securities, tax-exempt entities, shareholders who do not hold Heart of Georgia Common Stock as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code, and shareholders who acquired their shares of Heart of Georgia Common Stock pursuant to the exercise of Heart of Georgia options or otherwise as compensation.

         Based upon and subject to the foregoing, we are of the opinion that the Merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code, and that the following are certain federal income tax consequences that will result:

                  (a) No gain or loss will be recognized for federal income tax purposes by Heart of Georgia shareholders upon the exchange of their shares of Heart of Georgia Common Stock for FLAG Common Stock.

                  (b) The basis of the shares of FLAG Common Stock to be received by Heart of Georgia shareholders will be the same as the basis of Heart of Georgia Common Stock surrendered in exchange therefor.

                  (c) The holding period of the FLAG Common Stock to be received by each Heart of Georgia shareholder will include the period during which the shares of Heart of Georgia Common Stock surrendered in exchange therefor had been held, provided such shares were held by such shareholders as a capital asset at the Effective Time of the Merger.

                  (d) Heart of Georgia shareholders who receive solely cash pursuant to their statutory right to dissent will be treated as having received such payment in redemption, as provided in Section 302(a) of the Internal Revenue Code, of their stock. Generally, any gain or loss recognized by any such Heart of Georgia shareholder will be capital gain or loss, provided (i) the Heart of Georgia Common Stock constitutes a capital asset in the hands of such shareholder, and (ii) the requirements of 302(b)(1), (2) or (3) of the Internal Revenue Code are met. Each affected Heart of Georgia shareholder should consult such shareholder's own tax advisor for the tax effect of such redemption (i.e., exchange treatment or dividend).

                  (e) No gain or loss will be recognized for federal income tax purposes by Heart of Georgia or FLAG as a consequence of the Merger, except for deferred gain or loss recognized pursuant to Treasury Regulations issued under Section 1502 of the Internal Revenue Code.

         This opinion is being rendered solely to the parties to whom it is addressed and may be relied upon by them and the shareholders of Heart of Georgia. This opinion may not be relied upon by any other party without the express written permission of our Firm.

                                Very truly yours,



                                /S/ POWELL, GOLDSTEIN, FRAZER & MURPHY LLP

                                 CERTIFICATE OF
                           FLAG FINANCIAL CORPORATION
                           --------------------------

         In connection with the merger of Heart of Georgia Bancshares Inc. ("Heart of Georgia") with and into FLAG Financial Corporation, Inc. ("FLAG"), with FLAG as the surviving entity, and in accordance with the Agreement and Plan of Merger by and between Heart of Georgia and FLAG dated as of August 19, 1998 (the "Agreement"), J. Daniel Speight, Jr. and Patti S. Davis, the President and Chief Executive Officer and the Chief Financial Officer and Senior Vice
President, respectively, of FLAG make the following certifications. Unless otherwise indicated, terms used in this certificate have the same meaning as in the Agreement.

                  1. The undersigned are the President and Chief Executive Officer and the Chief Financial Officer and Senior Vice President, respectively, of FLAG, a corporation organized and existing under the laws of the State of Georgia, and in such capacities have access to the information contained herein.

                  2. The following facts and representations made on behalf of the management of FLAG presented to Powell, Goldstein, Frazer & Murphy in connection with rendering the tax opinion referred to in the Agreement, are on the date hereof true, correct, and complete.

                  3. The merger is expected to permit FLAG to expand its operations into the Montgomery.

                  4. County area currently served by Heart of Georgia to strengthen the franchise and thereby make a long-term contribution to earnings per share.

                  5. Following the Effective Time, FLAG intends that it will either (i) continue the historic business of Heart of Georgia or (ii) use, in a going concern, a significant portion of Heart of Georgia's business assets.

                  6. FLAG has paid or will pay expenses it incurred in connection with the Merger. FLAG did not and will not pay the expenses of Heart of Georgia or any shareholder of Heart of Georgia incurred in connection with the Merger.

                  7. There is no indebtedness outstanding between FLAG and Heart of Georgia that was issued, acquired, or will be settled at a discount.

                  8. Not more than twenty-five percent (25%) of the fair market value of FLAG's total assets consist of stock and securities of any one issuer, and not more than fifty percent (50%) of the fair market value of its total assets consists of stock and securities of five or fewer issuers. For purposes of the preceding sentence, (a) a corporation's total assets exclude cash, cash items (including accounts receivable and cash equivalents), and United States government securities, (b) a corporation's total assets exclude stock and securities issued by any subsidiary at least fifty percent (50%) of the voting power or fifty percent (50%) of the total fair market value of the stock of which is owned by the corporation, but the corporation is treated as owning directly a ratable share (based on the percentage of the fair market value of the subsidiary's stock owned by the corporation) of the assets owned by any such subsidiary, and (c) all corporations that are members of the same "controlled group" within the meaning of section 1563(a) of the Code are treated as a single issuer.

                  9. The fair market value of the assets of Heart of Georgia transferred to FLAG equaled or exceeded the sum of the liabilities, if any, assumed by FLAG plus the liabilities, if any, to which the transferred assets are subject.

                  10. To the best knowledge of the undersigned, the liabilities of Heart of Georgia, if any, assumed by FLAG and the liabilities, if any, to which the transferred assets of Heart of Georgia are subject were incurred by Heart of Georgia in the ordinary course of its business.

                  11. The transfer of assets pursuant to the Merger Agreement does not constitute a transfer in a "title 11 or similar case" as such term is defined in Section 368(a)(3) of the Code.

                  12. The payment of cash in lieu of fractional shares of FLAG Common Stock is solely for the purpose of avoiding the expense and inconvenience to FLAG of issuing fractional shares and is not separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the Heart of Georgia shareholders in lieu of issuing fractional shares of FLAG Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to the Heart of Georgia shareholders in exchange for their shares of Heart of Georgia Common Stock. The fractional share interests of each Heart of Georgia shareholder will be aggregated, and no Heart of Georgia shareholder will receive cash in an amount equal to or greater than the value of one full share of FLAG Common Stock.

                  13. None of the shares of FLAG Common  Stock or cash,  if any,
received  by  any   shareholder-employees   of  Heart  of  Georgia  is  separate
consideration for, or allocable to, any employment agreement.

                  14. The fair market value of the FLAG Common Stock and other consideration received by the shareholders of Heart of Georgia will be, in each instance, approximately equal to the fair market value of the Heart of Georgia Common Stock surrendered in exchange therefor.

                  15. FLAG has no present plan or intention to reacquire, either directly or through a "Related Person" as hereafter defined, any of its Common Stock issued in the Merger. A "Related Person" is defined as any corporation that is a member of the affiliated group of corporations of which FLAG is the common parent for federal income tax purposes.

                  16. FLAG has no plan or intention to sell or otherwise dispose of the assets of Heart of Georgia acquired in the transaction except for dispositions made in the ordinary course of business or transfers to a corporation controlled by FLAG. For purposes of the foregoing, FLAG is considered to control a corporation in which it holds at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of all other classes of stock.

                IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of this 18th day of September, 1998.



                                      /s/ J. Daniel Speight, Jr.
                                      --------------------------
                                      J. Daniel Speight, Jr.
                                      President and Chief Executive Officer


                                      /s/ Patti S. Davis
                                      ------------------
                                      Patti S. Davis
                                      Chief Financial Officer and
                                          Senior Vice President


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

                                 CERTIFICATE OF
                        HEART OF GEORGIA BANCSHARES INC.
                        --------------------------------

         In connection with the merger of Heart of Georgia Bancshares Inc. ("Heart of Georgia") with and into FLAG Financial Corporation. ("FLAG"), with FLAG as the surviving entity, and in accordance with the Agreement and Plan of Merger by and between FLAG and Heart of Georgia dated as of August 19, 1998 (the "Agreement'), Donald M. Thigpen and Robert E. Thigpen, Jr., the President and Secretary, respectively, of Heart of Georgia make the following certifications. Unless otherwise indicated, terms used in this certificate have the same meanings as in the Agreement.

         1. The undersigned are the President and Secretary, respectively, of Heart of Georgia, a corporation organized and existing under the laws of the State of Georgia, and in such capacities have access to the information contained herein.

         2. The following facts and representations, made on behalf of the management of Heart of Georgia and presented to Powell, Goldstein, Frazer & Murphy LLP in connection with rendering the tax opinion referred to in the Agreement, are on the date hereof true, correct and complete.

         3. The Merger is expected to permit Heart of Georgia to (a) avoid business concerns of remaining an independent financial institution in light of current economic conditions and the competition presented by larger financial institutions, (b) develop a more liquid trading market for Heart of Georgia's shareholders investment, and (c) strengthen the franchise and thereby make a long-term contribution to earnings per share.

         4. Heart of Georgia has paid or will pay expenses it incurred or incurs in connection with the Merger. FLAG did not and will not pay the expenses of Heart of Georgia or any shareholder of Heart of Georgia incurred in connection with the Merger.

         5. There is no indebtedness outstanding between FLAG and Heart of Georgia that was issued, acquired, or will be settled at a discount.

         6. Not more than twenty-five percent (25%) of the fair market value of Heart of Georgia's total assets consist of stock and securities of any one issuer, and not more than fifty percent (50%) of the fair market value of its total assets consists of stock and securities of five or fewer issuers. For purposes of the preceding sentence, (a) a corporation's total assets exclude cash, cash items (including accounts receivable and cash equivalents), and United States government securities, (b) a corporation's total assets exclude stock and securities issued by any subsidiary at least fifty percent (50%) of the voting power or fifty percent (50%) of the total fair market value of the stock of which is owned by the corporation, but the corporation is treated as owning directly a ratable share (based on the percentage of the fair market value of the subsidiary's stock owned by the corporation) of the assets owned by any such subsidiary, and (c) all corporations that are members of the same "controlled group" within the meaning of section 1563(a) of the Code are treated as a single issuer.

         7. The fair market value of the assets of Heart of Georgia transferred to FLAG equaled or exceeded the sum of the liabilities, if any, assumed by FLAG plus the liabilities, if any, to which the transferred assets are subject.

         8. The liabilities of Heart of Georgia, if any, assumed by FLAG and the liabilities, if any, to which the transferred assets of Heart of Georgia are subject were incurred by Heart of Georgia in the ordinary course of its business.

         9. The transfer of assets pursuant to the Agreement does not constitute a transfer in a "title 11 or similar case" as such term is defined in Section 368(a)(3) of the Code.

         10.  None  of  the  shares  of  FLAG  Common  Stock   received  by  any
shareholder-employees of Heart of Georgia is separate consideration for, or allocable to, any employment agreement.

         11. The fair market value of the FLAG Common Stock and other consideration received by the shareholders of Heart of Georgia will be, in each instance, approximately equal to the fair market value of the Heart of Georgia Common Stock surrendered in exchange therefor.

         12. To the best of the knowledge of the undersigned, FLAG has no present plan or intention to redeem any of its Common Stock issued in the Merger and there is no present plan or intention on the part of the Heart of Georgia's shareholders to sell any of the FLAG Common Stock received in the Merger to a person related (as defined in Treasury Regulation Section 1.368-1(e)(3)) to FLAG.

         13. To the best of the knowledge of the undersigned, FLAG has no plan or intention to sell or otherwise dispose of the assets of Heart of Georgia acquired in the Merger except for dispositions made in the ordinary course of business or transfers to a corporation controlled by FLAG. For purposes of the foregoing, FLAG is considered to control a corporation in which it holds at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of all other classes of stock.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of this 18th day of September, 1998.



                                        /s/ Donald M. Thigpen
                                        ---------------------
                                        Donald M. Thigpen
                                        President



                                        /s/ Robert E. Thigpen
                                        ---------------------
                                        Robert E. Thigpen
                                        Secretary



                                       2
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